EXHIBIT 3.2

                       COMMONWEALTH BIOTECHNOLOGIES, INC.


                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I

                             Meeting of Shareholders

         Section 1. Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the State of Virginia, as may, from time to time, be fixed by the Board of Directors.


         Section 2. Annual Meetings. The annual meeting of the shareholders, for the election of directors and transaction of such other business as may come before the meeting, shall be held in each year on the second Thursday in March, or on such other date and at such other time as the Board of Directors of the Corporation may designate from time to time.


         Section 3. Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, by at least three (3) members of the Board of Directors or by the President. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         Section 4. Notice of Meetings. Except as otherwise required by law, written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

         Section 5. Quorum. Except as otherwise required by the Articles of Incorporation, any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

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         Section 6.      Voting. At any meeting of the shareholders, each
shareholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not more than seventy
(70) days prior to the meeting. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

         Section 7. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. If the requirements of this Section 7 have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with.

         Section 8. Shareholder Proposals. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than ninety (90) days in advance of the annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

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         In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 8, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

         No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 8, provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

         Section 9. Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will (i) ascertain the number of shares outstanding and the voting powers of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

                                   ARTICLE II

                                    Directors

         Section 1. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

         Section 2. Number of Directors. The Board of Directors shall be at least five and no more than nine in number. The number of directors of the Corporation may be changed by (i) the affirmative vote of the Corporation's shareholders or (ii) the affirmative vote of the Corporation's Board of Directors taken at a meeting of which the directors received at least ten (10) days advance notice (including a majority of the non-employee-directors and a majority of the employee-directors). Notwithstanding the foregoing, however, any vote to reduce the number of the Corporation's directors shall not result in the removal of a director previously elected or appointed. Rather, such a vote will simply reduce the number of directors to be elected at the next succeeding election of directors by the Corporation's shareholders.


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         Section 3.        Election of Directors.

                  (a) Directors shall be elected at the annual meeting of shareholders to succeed those directors whose terms have expired and to fill any vacancies thus existing.

                  (b) Directors shall hold their offices for terms as set forth in the Articles of Incorporation and until their successors are elected. Any director may be removed from office only for Cause (as such term is defined in the Corporation's Amended and Restated Articles of Incorporation).

                  (c) Any vacancy of a Board seat previously held by a non-employee-director of the Corporation may be filled by the affirmative vote of a majority of the remaining non-employee-directors of the Corporation. If such vacancy is not filled by the remaining non-employee-directors within thirty
(30) days of the creation of the vacancy, the vacancy may be filled by the affirmative vote of a majority of all remaining members of the Board of Directors. Directors so appointed shall serve as directors of the Corporation until the Corporation's next annual meeting of shareholders. At such meeting, the Corporation's shareholders will elect a director to serve the remaining portion of the vacating director's term.

                  (d) Any vacancy of a Board seat previously held by an employee-director of the Corporation may be filled by the affirmative vote of a majority of the remaining employee-directors of the Corporation. If such vacancy is not filled by the remaining employee-directors within thirty (30) days of the creation of the vacancy, the vacancy may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors. Directors so appointed shall serve as directors of the Corporation until the Corporation's next annual meeting of shareholders. At such meeting, the Corporation's shareholders will elect a director to serve the remaining portion of the vacating director's term.

                  (e) Provided that each director is afforded at least three business days' notice of a meeting of the Board of Directors, a majority of the number of directors in office immediately prior to the beginning of a meeting of directors shall constitute a quorum for the transaction of business at such meeting. If each director is only provided with notice of a meeting of the Board of Directors in accordance with Section 4 hereof, the act of a majority of the directors present at a meeting at which a quorum is present (including a majority of the non-employee-directors) shall be the act of the Board of Directors.

         Section 4. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of (i) the Chairman of the Board, (ii) the President or (iii) two directors, and the Secretary or officer performing the Secretary's duties shall give not less than twenty-four
(24) hours' notice by letter, telegraph or telephone (or in person) of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. Commencing July 1997, all directors will receive a fee of $2,500 for each regularly scheduled quarterly Board meeting attended (the "Directors' Fee"). In the event of an initial public offering of the Corporation's common stock, the Directors' Fee shall be adjusted upwards or downwards on an annual basis in an amount equal to the percentage change in the market price of the Corporation's common stock as compared to the market price of the common stock for the previous fiscal year. For the first year of this calculation, the prior fiscal year's market price will be the initial public offering price of the Corporation's common stock. In addition to the Directors' Fee, all directors receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings.

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         Section 5.        Nominations. Nominations for the election of
directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors; provided, however, that all nominations must be made at least ninety-five (95) days prior to the next meeting at which directors of the Corporation shall be elected. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation, if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

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                                   ARTICLE III

                                   Committees


         Section 1. Compensation Committee. The Board of Directors, at its regular annual meeting, shall designate a Compensation Committee which shall consist of two or more directors who shall not be employees of the Corporation. In addition, the Board at any time may designate one or more alternate members of the Compensation Committee who shall be directors who are not employees of the Corporation and who may act in place of any absent regular member upon invitation by the Chairman or Secretary of the Compensation Committee.


         With respect to bonuses, the Compensation Committee shall have and may exercise the powers to determine the amounts annually available for bonuses pursuant to any bonus plan or formula approved by the Board, to determine bonus awards to executive officers and to exercise such further powers with respect to bonuses as may from time to time be conferred by the Board of Directors.

         With respect to salaries, the Compensation Committee shall have and may exercise the power to fix and determine from time to time all salaries of the executive officers of the Corporation, and such further powers with respect to salaries as may from time to time be conferred by the Board of Directors.

         While the Compensation Committee possesses the authority to determine the salaries and bonuses of the Corporation's executive officers, the Compensation Committee shall recognize that the Corporation was founded on a "team-oriented" philosophy. Consequently, during the first five (5) years following the adoption of these Bylaws, the salaries of Drs. Freer, Harris and Buck, as three of the Corporation's founders, should not materially differ (assuming equal contribution to the Corporation).


         The Compensation Committee shall administer the Corporation's Stock Incentive Plan (the "Plan") and from time to time may grant, consistent with the Plan, stock options, shares of restricted stock and/or tax offset rights.


         Vacancies in the Compensation Committee shall be filled by the Board of Directors, and members shall be subject to removal by the Board at any time.

         The Compensation Committee shall fix its own rules of procedure. A majority of the number of regular members then serving shall constitute a quorum; and regular and alternate members present shall be counted to determine whether there is a quorum. The Compensation Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

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         Section 2.      Audit Committee. The Board of Directors at its regular
annual meeting shall designate an Audit Committee which shall consist of two or more directors who shall not be employees of the Corporation. Vacancies in the Audit Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the Audit Committee, and members shall be subject to removal by the Board at any time. The Audit Committee shall fix its own rules of procedures and a majority of the members serving shall constitute a quorum. The Audit Committee shall meet at least twice a year with both the internal and the Corporation's outside auditors present at each meeting and shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Audit Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries, if any. The Audit Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Audit Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board the results of its study and recommend the selection of auditors for each fiscal year.

         Section 3. Nominating Committee. The Board of Directors shall designate a Nominating Committee which shall consist of two or more directors, including at least one non-employee-director. The Committee shall make recommendations to the Board regarding nominees for election as directors by the shareholders at each annual meeting of shareholders and make such other recommendations regarding tenure, classification and compensation of directors as the Nominating Committee may deem advisable from time to time. The Nominating Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum.

         Section 4. Other Committees of Board. The Board of Directors, by resolution duly adopted, may establish such other committees of the Board having limited authority in the management of the affairs of the Corporation as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.


         Section 5. Advisory Committees to President. After consultation with the Board of Directors, the President may establish such advisory committees as he may deem advisable to assist him in the administration and management of the business of the Corporation; such committees shall consist of officers, employees or consultants to be appointed by the President who shall serve for such terms and have such authority as may be designated by the President.


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                                   ARTICLE IV

                                    Officers

         Section 1. Election. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents) and a Secretary. In addition, such other officers as are provided in
Section 3 of this Article may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. The Chairman of the Board shall be chosen from among the directors. Any two officers may be combined in the same person as the Board of Directors may determine.


         Section 2. Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the members of the Board of Directors. Vacancies may be filled at any meeting of the Board of Directors.

         Section 3. Other Officers. Other officers may from time to time be elected by the Board, including, without limitation, one or more Assistant Secretaries.

         Section 4. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

         Section 5. Duties of the Chairman of the Board. The Chairman of the Board, while he is a full-time employee of the Corporation, shall serve as the Chairman of the Executive Committee, if any. Except as otherwise provided in these Bylaws or the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board (with the exception that if the Chairman is also an employee of the Corporation, then he shall not be ex officio a member of the Audit Committee and the Compensation Committee) with the power to vote. He shall preside at all meetings of shareholders and the Board of Directors. In the incapacity or absence of the President, the Chairman of the Board shall perform the duties and have the authority of the President. The Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

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         Section 6.      Duties of the President. The President shall have
direct supervision over the business of the Corporation, subject to the Board of Directors and the Chairman of the Board, and shall consult with and report to the aforementioned officer. Except as otherwise provided in these Bylaws or the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board (with the exception that the President shall not be ex officio a member of the Audit Committee and the Compensation Committee), with power to vote, and in the incapacity of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board and in the incapacity of the Chairman of the Board or, in the absence of the Chairman of the Board and upon his designation, the President shall preside at all meetings of shareholders, the Board of Directors and all committees of the Board of Directors of which he is a member. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. He may appoint advisory committees as provided in Section 6 of Article
III. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

         Section 7. Duties of the Vice Presidents. Each Vice President of the Corporation (including any Executive Vice President and Senior Vice President) shall have powers and duties as may from time to time be assigned to him by the Board of Directors. When there shall be more than one Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the President in the absence of the President. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

         Section 8. Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and all other Committees of the Board, and the shareholders of the Corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that the reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

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         Section 9.      Other Duties of Officers. Any officer of the
Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

                                    ARTICLE V

                                  Capital Stock

         Section 1. Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. In the event that any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

         Section 2. Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

         Section 3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

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         Section 4.      Fixing Record Date. For the purpose of determining
shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.

                                   ARTICLE VI

                            Miscellaneous Provisions


         Section 1. Seal. The seal of the Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, on which there shall be engraved in the center the words "Commonwealth Biotechnologies, Inc."


         Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Board of Directors.

         Section 3. Books and Records. The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.

         The Board of Directors shall, subject to the provisions of the foregoing paragraph of this section, to the provisions of Section 7 of Article I and to the laws of the Commonwealth of Virginia, have the power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books of the Corporation, or any of them, shall be open to the inspection of the shareholders.

         Section 4. Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

         Section 5. Amendment of Bylaws. These Bylaws may be amended, in whole or in part, by at least a two thirds (2/3) vote of the Board of Directors including a majority of the non-employee-directors, or by the holders of at least two-thirds (2/3) of all shares entitled to vote. Bylaws made or amended by the Board of Directors may be altered or repealed by the shareholders, but shall remain in effect unless and until such action be taken by the shareholders.

         Section 6. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the President or any Vice President shall from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held in this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any of such other corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises; or, in lieu of such appointments, the Chairman of the Board, the President or any Vice President may attend in person any meetings off the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.


         Section 7. Control Share Acquisition Statute. To the full extent permitted by Article 14.1 of the Virginia Stock Corporation Act, as amended, ("Control Share Acquisition Act"), the Corporation is authorized to redeem shares acquired in a control share acquisition, as that term is defined under the Control Share Acquisition Act.

         Section 8. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the Bylaws then in effect, but which is taken or authorized by the affirmative vote of not less than that number of shares or the number of directors that would be required to amend these Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as if these Bylaws had been temporarily amended or suspended to the extent necessary to permit the specific action so taken or authorized.

         Section 9. Future Issuances of Capital Stock. Notwithstanding the Corporation's general ability to issue additional capital stock or other securities convertible into capital stock of the Corporation ("Convertible Securities") at any time upon the affirmative vote of the Board of Directors, if the Corporation shall desire to issue (i) shares of its capital stock for less than Fair Market Value (as defined below) or (ii) Convertible Securities with exercise or conversion prices less than Fair Market Value, such issuance must be approved by the majority of the Corporation's non-employee-directors. For the purpose of these Bylaws, the term "Fair Market Value" shall mean (i) the average closing price of the capital stock over the twenty (20)-day period prior to the vote of the Board of Directors if the capital stock is traded on an exchange or an inter-dealer quotation system or (ii) that price per share mutually agreeable to the Corporation's non-employee-directors (as a group) and the Corporation's employee- directors. If the two groups of directors are unable to agree, then each group of directors shall choose an appraiser and the Fair Market Value of the Corporation's capital stock shall be the arithmetic mean of the values determined by each appraiser. The cost of the appraisers, if any, shall be borne solely by the Corporation. Notwithstanding the foregoing, however, until the date upon which the Corporation's convertible, subordinated notes, issued to investors on or about June 25, 1997, convert into shares of the Corporation's common stock, Fair Market Value shall mean $6.00 per share.